Exhibit 21

                         Subsidiaries of the Registrant


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                                                                      Exhibit 21




                         SUBSIDIARIES OF THE REGISTRANT


                                                              Subsidiary
                                              Percent         State of
                                                of         Incorporation
   Parent            Subsidiary              Ownership     or Organization
   ------            ----------              ---------     ---------------

Home Bancorp       Home Loan Bank fsb           100%           Federal